EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Crexendo, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended June 30, 2015, as filed with the Securities and Exchange Commission (the “Report”), Ronald Vincent, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 4, 2015	By:	/s/ Ronald Vincent
Ronald Vincent Chief Financial Officer